UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2000

Sears Credit Account Master Trust II
(Exact name of registrant as specified in charter)

Illinois (State of Organization)	0-24776 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
c/o SRFG, Inc. 3711 Kennett Pike Greenville, Delaware (Address of principal executive offices)		19807 (Zip Code)

Registrant's Telephone Number, including area code: (302) 434-3176

Former name, former address and former fiscal year, if changed since last report: Not Applicable

The Exhibit Index appears below.

Item 5. Other Events

Series 2000-4. The registrant has made available to investors a prospectus supplement, dated October 25, 2000, and prospectus dated September 12, 2000, with respect to the issuance of $500,000,000 aggregate principal amount of Floating Rate Class A Master Trust Certificates, Series 2000-4 and $40,500,000 aggregate principal amount of Floating Rate Class B Master Trust Certificates, Series 2000-4 (together the "Certificates"), pursuant to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, among SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and Co. as Servicer ("Sears") and Bank One, National Association (formerly The First National Bank of Chicago) as Trustee (the "Trustee"), and the Series Supplement for Series 2000-4 among SRFG as Seller, Sears as Servicer and the Trustee to be dated as of the closing of the sale of the Certificates to the underwriters.

Item 7. Exhibits
Exhibit 5	Opinion of Anastasia D. Kelly, Executive Vice President and General Counsel of Sears, Roebuck and Co.
Exhibit 8	Opinion of Latham & Watkins as to certain federal tax matters concerning the Class A Certificates and the Class B Certificates of Series 2000-4.
Exhibit 23-1	Consent of Anastasia D. Kelly, Executive Vice President and General Counsel of Sears, Roebuck and Co. (included in Exhibit 5).
Exhibit 23-2	Consent of Latham & Watkins (included in Exhibit 8).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Sears Credit Account Master Trust II (Registrant)

	By:	SRFG, Inc. (Originator of the Trust)

	By:	/s/ Donald J. Woytek
Donald J. Woytek Vice President, Administration
Date: November 1, 2000

EXHIBIT INDEX

Exhibit No.
Exhibit 5.	Opinion of Anastasia D. Kelly, Executive Vice President and General Counsel of Sears, Roebuck and Co.
Exhibit 8.	Opinion of Latham & Watkins as to certain federal tax matters concerning the Class A Certificates and the Class B Certificates of Series 2000-4.
Exhibit 23-1.	Consent of Anastasia D. Kelly, Executive Vice President and General Counsel of Sears, Roebuck and Co. (included in Exhibit 5).
Exhibit 23-2.	Consent of Latham & Watkins (included in Exhibit 8).